Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-09567 and No. 333-09571.


/s/ Arthur Andersen LLP



New York, New York
January 24, 2002